UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2012

MarineMax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14173	59-3496957
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18167 U.S. Highway 19 North, Suite 300, Clearwater, Florida		33764
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	727-531-1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2012, MarineMax, Inc. and its subsidiaries (collectively, the "Company") entered into an amendment to its Inventory Financing Agreement (the "Credit Facility"), originally entered into on June 24, 2010 with GE Commercial Distribution Finance Company ("GECDF"), as amended on June 1, 2011.

The amendment extends the maturity date of the Credit Facility from June 24, 2014 to June 24, 2015. There are no other changes in this amendment that materially modify the description of the Credit Facility provided in the Company’s previous filings with the Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On August 2, 2012, the Company issued a press release announcing the amendment to the Credit Facility. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Press release of MarineMax, Inc. dated August 2, 2012, entitled "MarineMax Extends Its Financing Facility With GE Capital."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.

August 2, 2012	By:	/s/ Kurt M. Frahn

Name: Kurt M. Frahn
Title: Vice President of Finance, Chief Accounting Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of MarineMax, Inc. dated August 2, 2012, entitled "MarineMax Extends Its Financing Facility With GE Capital."